Exhibit 99.1

NOBLE INTERNATIONAL, LTD RECEIVES ADDITIONAL NOTICE

REGARDING NON-COMPLIANCE WITH NASDAQ LISTING RULES

Troy, MI – April 29, 2009 – Noble International, Ltd. (NASDAQ: NOBL) (the “Company”) today announced that it has received a Staff Determination letter from The Nasdaq Stock Market (“Nasdaq”) notifying it that, in accordance with Listing Rules 5100, 5110(b) and IM-5100-1, the Company’s filing for protection under Chapter 11 of the U.S. Bankruptcy Code serves as an additional basis for delisting the Company’s common stock.

This letter was in addition to the Nasdaq Staff Determination relating to the failure to pay certain required fees that the Company received on April 16, 2009.

The Company has appealed the Nasdaq Staff Determinations to the Nasdaq Listing Qualifications Panel. There can be no assurance the Panel will grant the Company’s request for continued listing.

SAFE HARBOR STATEMENT

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements addressing operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results. These forward-looking statements are made on the basis of management’s assumptions and estimations when made and speak only as of the date thereof. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will” or variations of such words and similar expressions may identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to negotiate additional waivers or other accommodations from our lenders, if necessary; our ability to secure the continuation of favorable payment terms from our customers, if needed; our ability to maintain our forbearance status with our lenders; our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Scott Kehoe

Treasurer

Noble International, Ltd.

(248) 519-0700